Exhibit 99.1

Dycom Industries Inc. (NYSE:DY) Q4 2019 Results Conference Call February 27, 2019 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.
Richard B. Vilsoet, Senior Vice President, Chief Legal Officer and Corporate Secretary, Dycom Industries, Inc.

OTHER PARTICIPANTS

Alex Rygiel, Analyst, B. Riley FBR, Inc.
Brent Thielman, Analyst, D. A. Davidson & Co.
Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co.
George Kasiaras, Analyst, Deutsche Bank Securities, Inc.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by and welcome to the Dycom Results Conference Call. For the conference, all the participants' lines are in a listen-only mode. There will be an opportunity for your questions and instructions will be given at that time. [Operator Instructions] As a reminder, today's call is being recorded. I'll turn the conference over to your host, Mr. Steven Nielsen. Please go ahead, sir.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Thank you, John. Good morning, everyone. I'd like to thank you for attending this conference call to review our fourth quarter 2019 results. Going to slide 3. During this call, we will be referring to a slide presentation, which can be found on our website's Investor Center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our Chief Legal Officer.

Now I will turn the call over to Rick Vilsoet.

Richard B. Vilsoet, Senior Vice President, Chief Legal Officer and Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. Except for historical information the statements made by company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements including those related to the company's outlook are based on management's current expectations, estimates and projections and involve known and unknown risks and uncertainties which may cause the company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties are more fully described in the company's transition report on Form 10-K for the six months ended January 27, 2018 and other periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update forward-looking statements. Steve?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Thanks, Rick. Now moving to slide 4, and a review of our fourth quarter results. As you review our results, please note that we have presented in our release and comments certain revenue amounts that exclude revenues from storm restoration services during the quarter and the prior year quarter and from a business acquired during the April 2018 quarter. We will also reference adjusted G&A, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. All of these measures are non-GAAP financial measures. See slides 14 through 19 for a reconciliation of non-GAAP measures to GAAP measures.
Before I begin my detailed overview of the quarter, I will provide general comments on the fourth quarter of fiscal 2019 and full year fiscal 2020, highlight one recent development and discuss our approach to guidance for fiscal 2020. First, fourth quarter results were disappointing. Compared to our expectations, revenue excluding storm restoration services was at the upper end of guidance but earnings were near the low end.

Gross margin in particular underperformed. This margin outcome primarily resulted from a large customer program whose revenue continued to grow, but whose costs were more than we had expected. These costs reflected in part the customer's evolving objectives, processes and priorities as well as the introduction of new initiatives and the effects of the significant scale of the program.

Likewise, as we go forward on this program, we expect these factors and their associated complexity will result in margins lower than our overall company margins and may impact the timing of revenues. We are working hard in a number of areas to improve our performance but given the current size and complexity of this program, we are unable at this time to provide specific estimates as to the pace and impact of these improvements during fiscal 2020.

Second, as many are aware, on February 25 our fifth largest customer filed a voluntary petition for reorganization. At the end of the January quarter, this customer owed us approximately $45 million for accounts receivable and contract assets. We look forward to working with this customer and collecting this balance, but have taken a charge of $17.2 million reflecting our current evaluation of recoverability as of January, the end of our fiscal year. We continue providing services to this customer on a business as usual basis.

Finally, in September 2017, we changed our fiscal year end from July to January. We made this change to better align our fiscal year with the budget and planning cycles of our calendar year customers. In addition we anticipated that this better alignment would facilitate our provision of annual guidance.

As a result, we provided annual guidance for fiscal 2019, our first fiscal year ended January. For a number of reasons, we are modifying this approach for fiscal 2020. Changes to plans or activity levels that occur after the beginning of the calendar year by individual customers have been more than we anticipated when we initiated annual guidance a year ago.

Given that our top five customers typically represent almost 80% of total revenue, guidance for us is particularly sensitive to these types of changes. For example recent unplanned developments at our fifth largest customer make it difficult to predict revenue for that customer for fiscal 2020. Accordingly, for our fiscal 2020, we have reverted to our prior practice of providing investors detailed quantitative guidance for the current quarter and directional guidance for the subsequent quarter.

Going to slide 5 and a review of the fourth quarter. Revenue was $748.6 million, an increase of 14.3%. Organic revenue excluding $20.4 million of storm restoration services in the quarter and $19.8 million in the year-ago quarter increased 13.7%.

As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from all of our top five customers.

Gross margins were 15.41% of revenue and adjusted general and administrative expenses were 7.8%. All of these factors produced adjusted EBITDA of $59.8 million or 8% of revenue and adjusted diluted earnings per share of $0.10 compared to $0.12 in the year-ago quarter.

Operating cash flow was strong at $142.8 million in the quarter and liquidity was ample as cash and availability under our credit facility was $463 million.

Now moving to slide 6. Today, a number of major industry participants are deploying significant wireline networks across broad sections of the country. These networks are generally designed to provision bandwidth enabling 1 gigabit speeds to individual consumers.

In addition emerging wireless technologies are driving significant wireline deployments. These wireline deployments are necessary to facilitate what is expected to be a decades’ long deployment of fully converged wireless/wireline networks that will enable high bandwidth low latency applications. The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate are robust.

We are providing program management, planning, engineering and design, aerial and underground construction, and fulfillment services for 1 gigabit deployments. These services are being provided across the country in more than a dozen metropolitan areas to several customers.

In addition we have secured a number of converged wireless/wireline multi-use network deployments. Customers are pursuing multiyear initiatives that are being planned and managed on a market-by-market basis. Our ability to provide integrated planning, engineering, and design, procurement and construction and maintenance services is of particular value to several industry participants.

In addition to the timing challenges presented by a large customer program earlier discussed, we also expect some normal timing volatility and customer spending modulations as network deployment strategies and technologies evolve on other large-scale network deployments. Tactical considerations may also impact timing. We remain confident that our competitively unparalleled scale and our financial strength position us well to deliver valuable service to our customers.

Going to slide 7. We continue to experience the effects of a strong overall industry environment during the quarter with increases in demand from our top five customers. Organic revenue, excluding storm restoration services, increased 13.7%. Our top five customers combined produced 79.7% of revenue, increasing 19.4% organically while all other customers decreased 3.6% organically.

AT&T was our largest customer with 21% of total revenue or $157.4 million. AT&T grew 12.5% organically. Revenue from Verizon was $156.3 million or 20.9% of revenue. Verizon was Dycom's second largest customer and grew 77.2% organically.

Comcast was our third largest customer with $143.6 million, or 19.2% of revenue and grew organically 0.9%. Revenue from CenturyLink was $109.6 million, or 14.6% of revenue. CenturyLink was our fourth largest customer and grew organically 2.5%. And finally, revenue from Windstream was $29.5 million, or 3.9% of revenue. Windstream was our fifth largest customer.

Of note, this quarter is the first since April 2017 quarter where all of our top five customers have grown organically.

We are encouraged with our second consecutive quarter of double-digit organic growth despite the challenges we have described regarding a large customer program and its impact on margins. We have continued to extend our geographic reach and expand our program management and network planning services.

In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit in wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now moving to slide 8. Backlog at the end of the fourth quarter was $7.33 billion versus $7.313 billion at the end of October 2018, an increase of over $17 million. Of this backlog approximately $2.739 billion is expected to be completed in the next 12 months. The total backlog calculation reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For AT&T, we were awarded construction services agreements in Wisconsin, Texas, South Carolina and Florida; with CenturyLink construction services in South Dakota, Minnesota, Wisconsin and Nebraska. From Comcast, fulfillment services in Michigan and Illinois; for various customers locating services in California, Virginia, Tennessee and Georgia; and finally, we secured rural fiber services agreements in Washington, Maine and West Virginia. Headcount increased during the quarter to 14,920.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 9. Contract revenues for Q4 2019 were $748.6 million and organic revenue growth was at 13.7%, reflecting increases from our top five customers. Storm restoration services contributed $20.4 million of revenue in Q4 2019 compared to $19.8 million in the year-ago period. Also revenue from an acquired business contributed $5.9 million of revenue in Q4 2019.

Adjusted EBITDA was $59.8 million or 8% of revenue. Gross margins were at 15.4% and were below our expectations. Margins in the quarter were impacted by costs of a large customer program. On February 25, 2019, our fifth-largest customer filed a voluntary petition for reorganization. As of January 26, 2019 the company had approximately $45 million of total accounts receivable and contract assets related to this customer. Against this amount, we have taken a pre-tax non-cash charge of $17.2 million as a component of G&A expense during Q4 2019, as required to account for our current evaluation of the recoverability of the accounts receivable and contract assets. We look forward to working with this customer on collecting the balances owed to us.

Excluding the non-cash charge and the related impact on stock compensation, G&A expense decreased approximately 140 basis points compared to the January quarter last year. Our lower financial performance this year resulted in a reduction of performance-based incentive compensation and share-based compensation during the quarter. Our non-GAAP adjusted diluted EPS in Q4 2019 was $0.10 per share.

Now going to slide 10. Our balance sheet and financial position remains strong. We ended the quarter with $450 million of term loans outstanding and no revolver borrowings. Liquidity is ample at $463 million at the end of the quarter consisting of availability from our credit facility and cash on hand. Cash flow from operations was substantial at $142.8 million during the current quarter.

For Q4 2019, the combined DSOs of accounts receivable and net contract assets were 103 days including accounts receivable net of allowance classified as non-current that are owed from a customer that recently filed a voluntary petition for reorganization. Capital expenditures were $33.8 million during Q4 2019, net of disposal proceeds, and gross CapEx was $37.2 million. For fiscal 2020, we anticipate capital expenditures net of disposal proceeds to range from $150 million to $160 million. In summary, we continue to maintain ample liquidity and a strong balance sheet.

Going to slide 11. For the quarter ending April 2019, we currently expect total revenue to range from $750 million to $800 million, non-GAAP adjusted diluted EPS to range from $0.34 to $0.56 per share, and adjusted EBITDA percent of contract revenue which decreases from the Q1 2019 result.

Other expectations include depreciation of $40.6 million to $41.4 million and amortization of $5.3 million, share-based compensation included in G&A of $5 million to $5.5 million, adjusted interest expense of approximately $7.3 million, excluding $4.9 million of interest from a non-cash debt discount amortization of our notes, other income net is expected to range from $3.4 million to $4 million. The effective tax rate is expected at 27.5% before any tax effects on the settlement of share-based awards.

Now going to slide 12. Looking ahead to the July 2019 quarter, we currently expect revenue growth of mid-single-digit as a percentage of revenue compared to the Q2 2019 results and adjusted EBITDA margin percent of contract revenue which decreases from the Q2 2019 results.

Now, I will turn the call back to Steve.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 13. Within a growing economy, we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintained strong customer presence throughout our markets. Second, our extensive market presence has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.
Fiber deployments and contemplation of emerging wireless technologies are underway in many regions of the country. Wireless construction activity in support of expanded coverage and capacity has begun to accelerate due to deployment of enhanced macro cells and new small cells.

Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high-speed connections. Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Fiber deep deployments to expand capacity as well as new build opportunities are underway. Dramatically increased speeds to consumers are being provisioned.

Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business. In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services.

We remain encouraged that our major customers are committed to multiyear capital spending initiatives and we are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team as we grow our business.

Now, John, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator: Certainly. [Operator Instructions] First, the line of Alex Rygiel with B. Riley FBR. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thank you. Good morning, gentlemen.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Good morning, Alex.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Steve, obviously, there's not a revenue issue here. Your backlog's strong. Your revenues are pretty solid in the quarter. Guidance is pretty firm. But the costs are absolutely an issue here. Could you add a little bit more color as to how we should think about the cost challenges that relates to pricing in the industry and your product versus productivity and efficiency versus cost inflation from what they were, et cetera?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah, I think, Alex, as we highlighted in our comments, the issues on the costs that we highlighted are really around the complexity that's developed around a large customer program for a number of reasons. I mean, there's been evolving initiatives and priorities and objectives and that's really where the issue is as we look at its complexity. I mean, clearly we're in a 4% unemployment world, which we've been there before, but it's really the complexity that's created the costs, particularly, in this fourth quarter.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And what is your view on sort of market share and pricing in industry in a more broader sense?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So, I think what was encouraging in some of the disclosures we made around backlog is that we were able to extend our master contract business into other portions of a very large customer outside the Southeast. That's a first for us. And not only was it in one part of the country, but it was in several parts of the country. So I think that was helpful. We had other extensions that we highlighted there of new business in different parts of the country for existing customers. We've had some renewals after the end of the quarter and actually picked up some fairly significant new business with an existing customer. So we feel good about the competitive positioning. We're working hard to get ahead of the complexity on this large program, but we've got work to do.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And lastly, you've got plenty of liquidity. Can you prioritize M&A and share buyback and talk about opportunities in M&A?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah. So as always, Alex, our capital allocation always runs to taking care of the organic growth that's in the business. I mean, we're going to be making some investments to start these or have made some investments to start some of these new master service agreements and so we always want to make sure we have enough liquidity there. We had this unfortunate situation with one customer, so you always want to make sure that you have a cushion there, although we are encouraged with that customer with some of their first day motions. So I think we're going to take care of our customers and the growth opportunities and then we'll look at M&A versus share repurchases. I would not tell you that M&A right now is as big a focus on the business as we are working hard in a number of areas.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Very helpful. Thank you.

Operator: Next question from Brent Thielman with D.A. Davidson. Please go ahead.

Brent Thielman, Analyst, D. A. Davidson & Co.

Hey. Thanks, good morning, Steve.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Hey, Brent.

Brent Thielman, Analyst, D. A. Davidson & Co.

Steve, I guess given what you're seeing in this particular large program, does that change at all how you're thinking about preparing the business for kind of this next wave of spend? I mean, it looks like you continue to add people. But are there other things that you can do or you think you can do to optimize profitability just given how the demand seemed to be evolving? And I guess, second, Steve, is, do you feel like you still have the appropriate suite of services to fully address these changes in strategies?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So I think Brent, as we've mentioned to Alex, I mean we're working hard to get ahead of the increasing complexity. We’re putting new processes in place on our side of the business. We're implementing new IT systems. I mean, we're doing things that ultimately make us a better business. They have a cost impact today that we didn't expect, but we're not spending money on things that won't have a long-term benefit. So it's a tough time, but we are optimistic that what we're working on makes us a better business.

And then I think in terms of the suite of services, I think we're very comfortable with the portfolio of services that we provide. I mean, increasingly on these large programs for all of our customers, there's a significant IT element to the deployment both remotely in the field and then on the back office and I think we're investing substantially in that area because I think that's where the future is.

Brent Thielman, Analyst, D. A. Davidson & Co.

Okay. And I guess as you're having sort of ongoing customer dialogue elsewhere beyond this single large customer, are you getting any sense that maybe some of these other programs are going to follow a similar path?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So I think the complexity here is unique. I think there's an increasing openness to us being involved in more of the engineering, planning and the procurement and managing of the materials and that's across all of our customers. So I think that's a factor.

I think the other thing is, with the rest of the business there's always issues, but it's nothing like this program and that's part of our frustration and I'm sure investors. We had top five organic growth, good quarter in wireless which is continuing to grow and we've got a good business and in fact if you look at the rest of the business it really exceeded our Q4 expectations.

Brent Thielman, Analyst, D. A. Davidson & Co.

Okay. And then I guess maybe just one for probably Drew. But the $45 million in total AR you mentioned, I guess you're still evaluating that remaining $28 million that you didn't write off. What's the status there?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. Thanks, Brent. So we took a look at the total receivables and contract assets. We've made our estimate of the recoverability that's there. As Steve mentioned before, there were some first day motions that were encouraging, and so we'll continue to evaluate that. And as Steve said we continue to work with the customer.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah. I think, Brent, just to add to that, we had to look at it as of the end of January because the lawsuit existed at the end of January. We're working with the customer and we've had some experience in this area before and we'll work our way through it.

Brent Thielman, Analyst, D. A. Davidson & Co.

Okay. Thank you, again.

Operator: Next question is from Tahira Afzal with KeyBanc Capital Markets. Please go ahead.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Thank you very much. Steve, I guess my question is as we look at this big program, should we assume it's an embedded contract to risk ownership and you look at other -the roll-out of 5G and what have you going forward product line, is there any risks that you could end up with a similar contract with them, not just in the sense with any of the others as they start to build their programs? So are you pretty confident this is largely due to the terms of this one particular program?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So I think, Tahira, as we said earlier, it's really the processes and the objectives and the priorities that evolve that somewhat accelerated in the last quarter. So it's really not - from our perspective it's really that complexity that we have to manage and we're not seeing that with other customers. And as I said before, we're working hard to get ahead of it. So we think we can manage it going forward, but it's something that we're going to continue to work out hard to get ahead of.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

All right, then. Steve, I guess the reason I'm asking is you guys are pretty good, once you have a problem, trying to fix it. But if it spreads, I guess, what's the risk or how confident are you that this is something that you can box in 2019, calendar 2019 and your fiscal year 2020 and doesn't really trickle into the next year?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, with respect to the rest of the business, Tahira, the contract forms are all different, our customers have different approaches, there are big themes as we talked about in terms of planning and engineering and procurement. But the contract terms as we said before are often fixed for many years. I mean, so the backlog that we booked last quarter was on the same contract forms that those customers have used for a long period of time. So I think that's the issue. In terms of the large program as what we've said is we've called it out. We want investors to understand that we reset our perspective there based on the costs. Those are going to extend at this point through fiscal 2020. We're working hard to change that. That won't be a happy outcome, but that's something that we're working hard to change.

Tahira Afzal, Analyst, KeyBanc Capital Markets, Inc.

Got it. Thank you, Steve.

Operator: Our next question is from Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Good morning, Steve and Drew.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Hey, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

You referenced some customer modulations ahead of other large deployments. Is that incremental weakness that you expect to see in the first half of 2020? Or were you seeing some of that in Q4 as well?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

I think that's a general statement that we've had in our comments, Adam, for a period of time; that there's always going to be things with a customer where you get some modulations. We have customers that are rolling out a number of new technologies.

But we considered that different and more part of the backdrop of the business than what we've talked about in this large program. So I don't think that's a particularly new disclosure for us.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay, that's helpful. And then, Steve, you have one large customer who's talking about a fiber to the home program coming to the end in the middle of this year. What are your high-level thoughts on that?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So, clearly they stated publicly that they are going to wind it down through the middle of the year. We also have a good wireless business with that customer that actually is growing faster than the wireline business. So we think that there's some opportunity to have some rotation. And I think that customer also said that when they have deployed fiber they have lower churn in the customer base, they are higher value customers, and we'll just have to see as they assess our priorities going into calendar 2020 what their perspectives are. But clearly with that customer they've got a lot on their plate and that's how they prioritize this year particularly given the large wireless ramp.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

I've got it. And the last one for me, just curious. I mean, how do you think that Dycom plays in 5G? What are the big opportunities for you around 5G?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, I think as we've said before the 5G rests on getting wireless signals into fiber as quick as possible. Right? So the old saying is that the core of a wireless network is fiber. And so I think we’ve played there. I think we have a growing wireless business. It was 8.3% of revenue in the quarter. So at a $250 million run rate roughly I think that will be more as we go through the rest of the year. We're able to gain some share there. So I think we can play really across the board there.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co.

Okay. Thanks.

Operator: Next question is from Chad Dillard with Deutsche Bank. Please go ahead.

George Kasiaras, Analyst, Deutsche Bank Securities, Inc.

Hi. This is George Kasiaras on for Chad. Thanks for taking the question. I just wanted to get some commentary on I guess basically the cadence of EBITDA margins in revenues the next year in terms of kind of first half, second half weighting. And also longer term whether mid-teens EBITDA margins are still possible, I guess maybe pushed out perhaps a year in light of this recent cost change? Thank you.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Sure, George. Let me take the second question and I'll let Drew address your first. So, look, in a good environment we have achieved mid-teens*EBITDA. Given the challenges that we've highlighted here and that we've discussed, it's not expected for fiscal 2020. That doesn't mean that we've given up. That doesn't mean that we're not working hard to take cost out of the business and deploy new ways of managing the business. But I think right now that's our best expectation for this year. Then Drew, in terms of kind of the EBITDA.

*The historical EBITDA margin stated on the webcast and conference call has been updated to reflect a clarification

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. And then for - George, for the first two quarters, we provided that we believe it's down some versus the prior year quarter that we provided in the outlook.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah. And I mean, as we've talked about in our comments, we're not doing annual guidance, but we think that's enough to kind of give you at least a trajectory through the first half of the year.

George Kasiaras, Analyst, Deutsche Bank Securities, Inc.

Got it. Great. Thank you.

Operator: Next question is from Eric Luebchow with Wells Fargo. Please go ahead.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Hi, Steve, how are you doing?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Hey, Eric.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Just a question on the kind of the uncertainty around timing. Just curious if it's still a little bit more of a permitting issue or if those issues have been largely resolved or is it kind of more specific to the customers themselves and how they're choosing to deploy capital?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

I'm not sure that it is either one, Eric. I mean, what we've really talked about is that the complexity of the project has evolved and accelerated and that's really where the costs are coming from. The constraints on actually getting work done as you look at the numbers, I mean, have diminished. On a seasonally adjusted basis, we grew revenue sequentially. So, it's really a different set of issues other than any constraints.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Got it. And then just a quick question on the guidance. For the next two quarters, it looks like your revenue growth kind of decelerated into the single digits. So, I'm just curious if that's more related to the complexity of some of these large customer deals and uncertainty around timing or anything else to call out there?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah, I think what we've talked about is, one, for everybody on the call, February hadn't been a sterling month for weather, right, so we're calling out that impact. And clearly we have this - as we discussed earlier, we have this customer that will accelerate early in the year and then probably decelerate through the middle of the year as they complete this project and we just wanted to reflect that and not get ahead of ourselves.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Okay, great. Thank you.

Operator: Next question is from Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi, good morning.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Hey, Noelle.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

First, just to start with a housekeeping question. Could you just give us - provide us with the facilities locating and utility revenues? And then also if you could give us the wireless as a percentage of sales, that would be helpful.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Yeah, good morning, Noelle. So I'll give the split first and then the rest of the top 10.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Yeah.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

So, telco was at 69.8%, cable was at 22.2%, facility locating was at 5.3%, electrical and other was at 2. 7%. Charter was our number 6 customer at 3.2% revenue. Frontier was number 7 at 1.7%. Crown Castle was number 8 at 1.3%. Edison International was number 9 at 1.2% and Southwest Gas was number 10 at 1%.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thank you. And then - I know we've talked a lot about this program with evolving complexity. I think what I'm struggling to understand here is, as a large valued partner for your customers, typically when things like complexity evolve and accelerate, you are able to work with the customer to some extent on - with sort of a contract and how you're getting compensated. Are you seeing some of that here? Or is the market just kind of competitive and that makes that sort of contract evolution and negotiation challenging?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Noelle, I don't think we're going to get into the specifics of any communications with any customer. I think we've given you what we can in terms of how we feel the programs evolved...

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

...and the cost impacts associated with that, but I don't think we have anything to add.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. All right. Thanks.

Operator: Next question is from Christian Schwab with Craig-Hallum Capital. Please go ahead.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

Great. Thanks for taking my question. Steve, I just want to make sure I heard it correctly that the large customer program will be running at lower than overall company margins through fiscal year 2020 and then you would expect to renegotiate that contract potentially. Did I hear that correctly?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Well, you heard the first half correctly, Christian. I mean, it's going to run where it is. We're working hard to make it better. We're not commenting beyond fiscal 2020 other than we are working hard to improve our performance in a number of areas and get ahead of this complexity.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

Okay. Can you just give us like a simple real-life example of one of the biggest complexities that you're facing that was unanticipated?

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

All right, Christian, we are - once again, we're careful to describe these kinds of situations and these are large complex programs. It's in a number of geographies across the country. There are things that come up that have created complexity that we didn't expect. We've applied cost to get ahead of that and I don't think we have anything more to add than that.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC

That's fair. All right. Thank you.

Operator: And Mr. Nielsen, there are no further questions in queue.

Steven E. Nielsen, President, Chief Executive Officer and Director, Dycom Industries, Inc.

Okay. Well, we thank everybody for your attendance on the call and we look forward to speaking to you at the end of May after our first quarter. Thank you.

Operator: Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation. You may now disconnect.